Exhibit 99.1

MEMSIC Announces Third Quarter 2009 Financial Results

Andover, MA – November 3, 2009 – MEMSIC, Inc. (NasdaqGM: MEMS), a leading MEMS solution provider, combining proprietary MEMS technology with advanced mixed signal processing and system solutions, today announced financial results for the third quarter ended September 30, 2009.

Financial Results

Revenue for the third quarter of 2009 was $7.1 million, a 41% increase from revenue of $5.0 million in the third quarter of 2008. Net income in the third quarter of 2009 was $52,000 on a GAAP basis, or $0.00 per diluted share, compared to net income of $131,000 or $0.01 per diluted share in the third quarter of 2008. On a non-GAAP basis, which excludes stock-based compensation charges of $0.3 million, the Company’s net income was $390,000, or $0.02 per diluted share. The Company’s non-GAAP net income for the third quarter of 2008 was $452,000, or $0.02 per diluted share, which excludes stock-based compensation charges of $0.3 million.

Dr. Yang Zhao, Chief Executive Officer of MEMSIC said, “Our third quarter revenue was within our expected ranges and earnings were at or above guidance. While our non-mobile businesses have shown stable or good growth trend for the first three quarters of 2009, our mobile phone business in China continues to experience pricing pressure that constrains its revenue and dampens the gross margin. Although we anticipate the softness of revenue from the mobile phone market in China will continue in the fourth quarter, we believe our continuous efforts in technology innovation and manufacturing cost reduction will strengthen our long-term position in the market.”

Zhao added, “At the same time, we anticipate the new and highly competitive magnetic compass products will start to contribute revenue from Q4 through 2010. In addition, the new and innovative ultra low cost accelerometer products to be introduced in early 2010 will also add positive revenue growth. We are confident that, with MEMSIC core strengths in fast response to the market and rapid cost down in manufacturing, we will stay highly competitive in the worldwide market through 2010 and beyond.”

Outlook

For the fourth quarter of 2009, MEMSIC anticipates revenue in the range of $5.5 to $6.0 million. Net loss on a GAAP basis is expected to be in the range of ($0.05) to ($0.03) per share. Non-GAAP net loss, which excludes approximately $0.4 million in stock-based compensation expenses, is anticipated to be in the range of ($0.04) to ($0.02) per diluted share. Average diluted share count for the fourth quarter is estimated to be 24.0 million.

Use of Non-GAAP Financial Measures

A “non-GAAP financial measure” is a numerical measure of a company’s historical or future financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in the GAAP statement of operations. MEMSIC is providing the non-GAAP historical and forward-looking financial measures presented above as the company believes that these figures are helpful in allowing individuals to better assess the ongoing nature of MEMSIC’s core operations.

Net income (non-GAAP) and net income per share (non-GAAP), as we present them in the financial data included in this press release, exclude non-cash stock-based compensation expense. The company uses these non-GAAP financial measures internally to focus management on period-to-period changes in the company’s core business. Therefore, the company believes that this information is meaningful in addition to the information contained in the GAAP presentation of financial information. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

Conference Call

Management will hold a conference call and webcast to review and discuss the Company’s results and outlook.

What:	MEMSIC third quarter 2009 financial results conference call and webcast
When:	Tuesday, November 3, 2009
Time:	8:00 a.m. ET
Live Call:	(888) 403-8851, domestic
(719) 325-2211, international
Replay:	(888) 203-1112, passcode 7859401, domestic
(719) 457-0820, passcode 7859401, international
Webcast:	http://investor.memsic.com (live and replay)

About MEMSIC

Headquartered in Andover, Massachusetts, MEMSIC, Inc. provides advanced semiconductor sensor and system solutions based on integrated micro electromechanical systems, or MEMS, technology and mixed signal circuit design. Its accelerometer products are used to measure tilt, shock, vibration and acceleration, and have a wide range of applications such as mobile phones, automotive safety systems and video projectors. MEMSIC combines proprietary thermal-based MEMS technology and advanced analog mixed signal processing circuitry design into a single chip using a standard complementary metal-oxide semiconductor, or CMOS, process.

For further information, please visit www.memsic.com.

Safe Harbor Statement

Statements included in this press release which are not historical in nature, including statements about MEMSIC’s expected financial results for 2009, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements. When used in this press release the terms “anticipate,” “believe,” “estimate,” “expect,” “may,” “objective,” “plan,” “possible,” “potential,” “project,” “will” and similar expressions identify forward-looking statements. Important factors that could cause actual results to differ include those identified under the heading “Risk Factors” in the company’s annual report on Form 10-K for the year ended December 31, 2008, as well as the following: the recent global recession and related disruption in credit markets may adversely affect demand for our products and make it more difficult to accurately forecast our results; our limited operating history makes it difficult to evaluate our business and prospects; our operating results may fluctuate and are difficult to predict and if we do not meet financial expectations of securities analysts or investors, the price of our common stock will likely decline; we do not have long-term purchase commitments from our customers, and our ability to accurately forecast demand for and sales of our products is limited, which may result in excess or insufficient inventory and uncertainty and volatility with respect to our revenue from period to period; we depend on a limited number of customers for a high percentage of our revenues, and the loss of, or a significant reduction in orders from, any of these customers would significantly reduce our revenues; our products are complex and defects in our products could result in a loss of customers, damage to our reputation, decreased revenue, unexpected expenses, loss of market share and warranty and product liability claims; we may not be able to manage our business growth effectively, and failure to do so could strain our management, operating and other resources, which could materially and adversely affect our business and growth potential; and the average selling prices of products in our markets have historically decreased rapidly and will likely do so in the future, which could harm our gross margins and results.

The forward-looking statements contained in this press release are made as of the date hereof, and we do not undertake any obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise.

Investor Contact:

Garo Toomajanian

ICR, LLC

(978) 738-0900 x240

ir@memsic.com

MEMSIC, Inc.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$69,690,299	$64,365,607
Short-term investments	—	1,485,023
Accounts receivable, net of allowance for doubtful accounts of $6,441 as of September 30, 2009 and December 31, 2008	2,180,007	1,884,194
Inventories	4,854,880	6,267,911
Deferred taxes	66,928	78,204
Other assets	1,165,456	969,892

Total current assets	77,957,570	75,050,831

Property and equipment, net	14,186,613	13,351,721
Long-term investments	5,353,000	5,553,000
Intangible assets, net	972,856	978,256
Deferred taxes	51,647	36,439
Other assets	26,357	51,529

Total assets	$98,548,043	$95,021,776

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,943,544	$1,360,274
Accrued expenses	1,291,597	1,380,071

Total current liabilities	4,235,141	2,740,345

Stockholders’ equity:

Common stock, $0.00001 par value; authorized, 45,000,000 shares; 23,784,613 and 23,694,425 shares issued and outstanding at September 30, 2009 and December 31, 2008, respectively	238	237
Additional paid-in capital	97,779,429	96,538,040
Accumulated other comprehensive income	2,217,552	2,227,901
Accumulated deficit	(5,684,317)	(6,484,747)

Total stockholders’ equity	94,312,902	92,281,431

Total liabilities and stockholders’ equity	$98,548,043	$95,021,776

MEMSIC, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Net sales	$7,067,583	$5,015,422	$22,759,693	$14,877,460
Cost of goods sold	4,147,180	2,443,262	12,505,427	7,638,592

Gross profit	2,920,403	2,572,160	10,254,266	7,238,868

Operating expenses:
Research and development	1,210,197	861,484	4,088,923	2,618,703
Sales and marketing	502,829	771,870	1,622,890	2,201,479
General and administrative	1,380,357	1,705,150	4,225,459	4,466,613

Total operating expenses	3,093,383	3,338,504	9,937,272	9,286,795

Operating income (loss)	(172,980)	(766,344)	316,994	(2,047,927)

Other income (expense):
Interest and dividend income	205,322	514,621	665,171	1,734,848
Interest expense	—	(49)	—	(24,382)
Other, net	68,651	218,400	107,286	382,838

Total other income (expense)	273,973	732,972	772,457	2,093,304

Earnings (loss) before income taxes	100,993	(33,372)	1,089,451	45,377
Provision (benefit) for income taxes	48,927	(164,494)	289,021	(189,637)

Net income	$52,066	$131,122	$800,430	$235,014

Net income per common share:
Basic	$0.00	$0.01	$0.03	$0.01

Diluted	$0.00	$0.01	$0.03	$0.01

Weighted average shares outstanding used in calculating net income per common share:
Basic	23,764,284	23,789,899	23,724,587	23,654,292

Diluted	24,102,339	23,884,400	23,981,367	23,883,286